UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2024

QUEST WATER GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56480	27-1994359
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 209 – 828 Harbourside Drive North Vancouver, British Columbia, Canada	V7P 3R9
(Address of principal executive offices)	(Zip Code)

(888) 897-5536

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities

On January 5, 2024, Quest Water Global, Inc. (the “Company”) granted options to purchase an aggregate of 3,750,000 shares of the Company’s common stock (the “Options”) to certain of the Company’s consultants and advisory board members (the “Optionees”). The Options were granted pursuant to the Company’s stock option plan dated effective May 30, 2012 (the “Plan”), and individual agreements with each of the Optionees, and are exercisable at a price of $0.10 per share for a period of five years. All of the Options vest immediately and are subject to the terms and conditions of the Plan.

The Company granted the Options in reliance upon the exemptions from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 903 of Regulation S under the Securities Act. The Company’s reliance on Section 4(a)(2) was based on the fact that the grants to U.S. persons did not involve a “public offering” and the applicable Optionees provided representations to the Company that they acquired the relevant Options for investment purposes and not with a view to any resale, distribution or other disposition in violation of United States securities laws or applicable state securities laws. The Company’s reliance on Rule 903 of Regulation S was based on the fact that the relevant Options were granted to the Optionees in “offshore transactions”, as defined in Rule 902(h) of Regulation S. The Company did not engage in any directed selling efforts in the United States in connection with the granting of such Options, and the grantees were not U.S. persons and did not acquire the Options for the account or benefit of any U.S. person.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 10, 2024	QUEST WATER GLOBAL, INC.

	By:	/s/ John Balanko
John Balanko
Chairman, President, Chief Executive Officer, Director